Exhibit 99.1

CONTACT:	Chris D. Sammons Vice President, Investor Relations & Corporate Communications 225.932.2546
SHAW ANNOUNCES CONSOLIDATED FINANCIAL RESULTS FOR
FIRST QUARTER FISCAL 2007
•	Shaw reports record quarterly revenue of $1.27 billion

•	Record backlog of $9.5 billion at November 30, 2006

•	First quarter operating cash flow of nearly $135 million

•	Management conference call to discuss consolidated financial results to be accessible at www.shawgrp.com on January 17, 2007 at 9:00 a.m. Eastern Time
     Baton Rouge, Louisiana, January 16, 2007 — The Shaw Group Inc. (NYSE: SGR) today announced that it has filed its quarterly report on Form 10-Q for the quarter ended November 30, 2006. Consolidated financial results for the three months ended November 30, 2006 included charges totaling $49.3 million, $35.3 million after tax, or $0.44 per diluted share, related to Shaw’s 20% investment in Westinghouse. The pre-tax charges related to Shaw’s 20% investment in Westinghouse include $4.6 million of accrued interest on the Yen-denominated bonds, $30.6 million for non-cash foreign currency translation losses on the Yen-denominated bonds, $1.6 million of amortization of the commercial relationship agreement, $5.8 million of amortization of Shaw’s put option to sell its ownership interest in Westinghouse to Toshiba, and a $6.7 million non-cash charge to mark-to-market the foreign currency financial instrument embedded in the put option. Not including the Westinghouse related charges, net income was $15.0 million, or $0.19 per diluted share. For the three months ended November 30, 2005, Shaw reported net income of $32.7 million, or $0.41 per diluted share. For the three months ended November 30, 2006, Shaw’s consolidated results, including the charges related to the investment in Westinghouse, was a net loss of $20.3 million, or $0.26 per diluted share.
     Revenues were a record $1,273.9 million for the quarter ended November 30, 2006, compared to $1,135.5 million in the prior year period which included approximately $300 million of revenue from hurricane response activities. Net cash provided by operating activities for the first quarter of fiscal 2007 was $134.8 million compared to net cash used in operating activities of $112.3 million in the prior year period, an improvement of over $247 million. Shaw’s backlog at November 30, 2006, was a record $9.5 billion, up from $9.1 billion at August 31, 2006, excluding the recently announced China nuclear projects.

     A conference call to discuss the Company’s consolidated financial results for first quarter fiscal 2007, including a complete discussion of the accounting for Shaw’s 20% investment in Westinghouse, is scheduled for January 17, 2007 at 9:00 a.m. Eastern Time (8:00 a.m. Central Time). A live webcast of the conference call will be available on the Investor Relations page of The Shaw Group’s web site at www.shawgrp.com. A replay of the call will be available via the Company’s website approximately one hour after the call has been completed.
     Because of the significance of the Westinghouse acquisition to Shaw’s financial statements, Shaw was required to file an amended Current Report on Form 8-K with the Securities and Exchange Commission (SEC) by January 3, 2007, including the audited financial statements of Westinghouse for the fiscal years ended March 31, 2006 and 2005 and unaudited financial statements for its six months ended September 30, 2006. As a subsidiary of British Nuclear Fuels plc, Westinghouse maintained its accounting records under generally accepted accounting principles accepted in the United Kingdom. Further, Westinghouse did not obtain separate audits of its results for the periods required for Shaw’s Current Report on Form 8-K. These factors have caused delays in obtaining the information and reports needed to timely file the amended Form 8-K with the SEC. Shaw is required to file the amended Current Report on Form 8-K by January 18, 2007, or it will be in violation of certain debt covenants of its Bank Credit Facility, or Shaw must obtain a waiver under the Bank Credit Facility. Shaw believes it will be able to file the amended Form 8-K by January 18, 2007 or obtain the necessary waiver.
     The Shaw Group Inc. is a leading global provider of engineering, procurement, construction, technology, maintenance, fabrication, manufacturing, consulting, remediation, and facilities management services for government and private sector clients in the energy, chemical, environmental, infrastructure and emergency response markets. Headquartered in Baton Rouge, Louisiana, with nearly $5 billion in annual revenues, Shaw employs approximately 21,000 people at its offices and operations in North America, South America, Europe, the Middle East and the Asia-Pacific region. For further information, please visit Shaw’s website at www.shawgrp.com.
     The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained herein that are not historical facts (including without limitation statements to the effect that the Company or its management “believes,” “expects,” “anticipates,” “plans,” or other similar expressions) and statements related to revenues, earnings, backlog, or other financial information or results are forward-looking statements based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions and are subject to change based upon various factors. Should one or more of such risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A description of some of the risks and uncertainties that could cause actual results to differ materially from such forward-looking statements can be found in the Company’s reports and registration statements filed with the Securities and Exchange Commission, including its Form 10-K and Form 10-Q reports, and on the Company’s web-site under the heading “Forward-Looking Statements”. These documents are also available from the Securities and Exchange Commission or from the Investor Relations department of Shaw. For more information on the company and announcements it makes from time to time on a regional basis visit our web site at www.shawgrp.com.
# # #

REVENUE AND BACKLOG BY INDUSTRY SECTOR AND GEOGRAPHY
(Three Months Ended November 30, 2006)
Revenue by Industry Sector

	(In Millions)	Percentage
Environmental & Infrastructure	$375.8	29%
Energy	506.9	39
Chemical	350.2	28
Other Industries	41.0	4

Total	$1,273.9	100%

Revenue by Geography

	(In Millions)	Percentage
United States	$1,021.4	80%
Asia/Pacific Rim	47.5	4
Middle East	158.2	12
Canada	3.1	—
Europe	32.6	3
South America & Mexico	6.9	1
Other	4.2	—

Total	$1,273.9	100%

Backlog by Industry Sector

	(In Millions)	Percentage
Environmental & Infrastructure	$2,844.2	30%
Energy
Nuclear Power	1,528.3	16
Fossil Fuel	3,188.9	33
Other Power	172.8	2
Chemical	1,729.0	18
Other Industries	73.5	1

Total	$9,536.7	100%

Backlog by Geography

	(In Millions)	Percentage
Domestic	$7,947.5	83%
International	1,589.2	17

Total	$9,536.7	100%

The Shaw Group Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(Amounts in thousands, except per share amounts)

				Three Months Ended
	Three Months Ended November 30, 2006			November 30, 2005
			Shaw excluding
		Investment in	Investment in
	Shaw	Westinghouse	Westinghouse	Shaw
	Consolidated	Segment	Segment	Consolidated
Revenues	$1,273,926	$—	$1,273,926	$1,135,461
Cost of revenues	1,175,724	—	1,175,724	1,027,443

Gross profit	98,202	—	98,202	108,018
General and administrative expenses	63,192	31	63,161	54,321

Operating income (loss)	35,010	(31)	35,041	53,697
Interest expense	(3,527)	—	(3,527)	(3,393)
Interest, accretion, and amortization on JPY- denominated bonds	(4,589)	(4,589)	—	—
Interest income	2,038	—	2,038	1,747
Foreign currency translation gains (losses) on JPY-denominated bonds and other assets, net	(30,595)	(30,595)	—	—
Amortization expense on put option related to Westinghouse	(5,763)	(5,763)	—	—
Amortization expense on commercial relationship agreement	(1,626)	(1,626)	—	—
Change in fair market value of embedded foreign currency derivative instrument	(6,700)	(6,700)	—	—
Other foreign currency transaction gains (losses), net	(3,499)	—	(3,499)	946
Other income (expense), net	81	—	81	(1,602)

Income (loss) before income taxes, minority interest, earnings (losses) from unconsolidated entities and loss from and impairment of discontinued operations	(19,170)	(49,304)	30,134	51,395
Provision (benefit) for income taxes	(3,842)	(14,002)	10,160	17,904

Income (loss) before minority interest, earnings (losses) from unconsolidated entities and loss from and impairment of discontinued operations	(15,328)	(35,302)	19,974	33,491
Minority interest	(3,543)	—	(3,543)	(1,477)
Earnings (losses) from unconsolidated entities, net of income taxes	(240)	—	(240)	1,138

Income (loss) from continuing operations	(19,111)	(35,302)	16,191	33,152
Loss from and impairment of discontinued operations, net of income taxes	(1,147)	—	(1,147)	(439)

Net income (loss)	$(20,258)	$(35,302)	$15,044	$32,713

Net (loss) income per share:

BASIC:
Income (loss) from continuing operations	$(0.25)	$(0.44)	$0.20	$0.42
Loss from and impairment of discontinued operations, net of income taxes	(0.01)	—	(0.01)	(0.01)

Net (loss) income	$(0.26)	$(0.44)	$0.19	$0.41

DILUTED:
Income (loss) from continuing operations	$(0.25)	$(0.44)	$0.20	$0.42
Loss from and impairment of discontinued operations, net of income taxes	(0.01)	—	(0.01)	(0.01)

Net (loss) income	$(0.26)	$(0.44)	$0.19	$0.41